Exhibit 99.1

CONTACT:    Jon Faulkner
Chief Financial Officer
706-876-5814
jon.faulkner@dixiegroup.com

THE DIXIE GROUP REPORTS 2014 RESULTS

CHATTANOOGA, Tenn. (February 18, 2015) -- The Dixie Group, Inc. (NASDAQ:DXYN) today reported financial results for the year ended December 27, 2014. For the year of 2014, the Company had sales of $406,588,000 and income from continuing operations of $673,000, or $0.03 per diluted share, compared with sales of $344,374,000 and income from continuing operations of $5,556,000, or $0.42 per diluted share for 2013. We had a loss in discontinued operations of $2,075,000 in 2014 as compared to a loss of $266,000 in 2013 for discontinued operations.  Net loss for 2014 was $1,402,000 as compared to net income of $5,290,000 in 2013.

Commenting on the results, Daniel K. Frierson, chairman and chief executive officer, said, “For the year of 2014, our sales increase was 18.1% compared to 2013. Without the acquisition of Atlas, our sales growth was 7.1% for the year as compared to the prior year while the industry experienced little or no growth. Our residential product sales were up 8.2% for the year compared to 2013, while the industry, we estimate, was down in the low-single digit range. The year-over-year sales increase in commercial products, without Atlas, was 5.5% as compared with an estimated market growth in the low single digits for 2014. With Atlas included, our commercial sales growth was 45.5% for the year of 2014 versus the prior year.

“We put together a growth plan to take advantage of the unique opportunities after the downturn of 2008 - 2009, and that plan has driven our sales success over the last 5 years. Since 2009, our carpet product sales have grown 96%, while the industry, we estimate, grew only around 12%. While we had planned on 10% growth per year, we became capacity constrained in 2013 as our sales grew over 30%. As a result, we accelerated our plan to grow our capacity from $350 million to a range of $550 to $600 million, depending upon product mix. In addition, we made the decision to merge our two west coast dye houses as a result of the purchase of Atlas Carpet Mills in the first quarter.  Further, in the fourth quarter we decided to discontinue the Carousel brand, a small non-core line of products that was part of the 2013 Robertex acquisition. Therefore, 2014 was a year of expansion and facility re-alignment which impacted virtually all of our facilities. We had $3.2 million in facility consolidation and asset impairment expense in the fourth quarter, the peak in terms of investment on re-aligning and expanding our capacity, and thus had the most impact to our bottom line in added operating costs as well.

“The investments we have made have included both capital expenditures and temporary increases in operating costs due to implementation of the capacity expansion plan. We began the year by expanding capacity at Colormaster, our continuous dyeline. We completed the training and fully commissioning of our expanded Roanoke yarn facility. We acquired and began the integration process of Atlas Carpet Mills. We expanded our Eton residential tufting operations, doubling the number of machines in service. We realigned our Calhoun wool operations, a change designed to increase capacity and lower cost. Further, we moved the finished goods for our residential east coast business to our newly opened Adairsville facility, consolidating four warehousing operations into one facility. We added continuous yarn dyeing capability to our Colormaster facility and expanded our yarn skein dye operations in Calhoun. Similarly, we shut down our Atmore carpet and yarn dye operations, converting that mill to a dry mill dedicated to serving our Masland Contract brand. As part of this process, we de-commissioned our Atmore wastewater treatment plant. Further, on the west coast, we merged our newly acquired Atlas dye house into our Susan Street dye facility. We upgraded our machine tufted rug capability during the year with added capacity as well as installing skein dye yarn capability to support our custom wool rug programs. We purchased Burtco and its excellence in computerized yarn placement tufting technology,

The Dixie Group Reports 2014 Results

February 18, 2015

using this as the foundation for our newly formed Masland Hospitality sales force. A prime focus in 2015 is on training our workforce which has increased 45% since the beginning of 2013. Further, in 2015 we are focused on improving waste, yields and efficiencies in our operations. We are seeing the positive impact of our expanded sales force, the result of our efforts in 2013 and 2014 to significantly increase our field coverage.

“Despite the disruption of the past year, we continued to outgrow the industry in 2014 with year-over-year sales growth approximately 7% better than the industry, excluding Atlas Carpet Mills. In order to gain more floor space at retail and better position our brands in the marketplace, we have invested significantly in new products for the residential and commercial markets these last several years. Over time, we anticipate our spending for new products will return to a more normal rate or approximately one percentage point less than current selling and administrative expenses as a percentage of sales.

“For the year, gross profit was 23.5% of net sales as compared to 24.8% for the prior year. Gross profit margins were impacted by the massive restructuring we have undergone to re-align operations, expand capacity and integrate the Atlas and Burtco acquisitions. Product mix was within expectations, the lower gross profit was driven by cost variances in our operations as a result of the changes in processes and the addition of new people. Selling and administrative expenses for the year were 22.9% of sales or 0.8% above the prior year, primarily due to the addition of Atlas as well as higher new product and marketing expenses in our Masland Contract business.

“Facility consolidation expense was $5.5 million for 2014. We anticipate an added $1.4 million of facility consolidation expenses in 2015. With most of our restructuring complete, the remaining projects are the completion of the Susan Street dye house expansion to accommodate Atlas, the move of our commercial finished goods facility from Saraland, Alabama to our Atmore, Alabama carpet manufacturing facility and the move of our Saraland rug operation out of a rented facility into a company-owned facility.

“Working capital increased $17.6 million for the year, primarily due to higher inventory and receivables. We raised $24.5 million through an equity offering to support the acquisition of Atlas and our continued growth. Capital expenditures and financings for operating equipment was $23.0 million. The purchase of the Adairsville facility in the fourth quarter was $9.8 million. Therefore, total capital expenditures and financings were $32.8 million as compared to depreciation and amortization of $12.9 million. We anticipate capital expenditures for 2015 of approximately $13.5 million and depreciation and amortization of approximately $14.2 million. Our effective income tax rate for the year was 61%. This was primarily due to added state tax valuation allowances of over $500 thousand. Our normal tax rate going forward, at reasonable levels of profitability, should be in the 35% range. Our debt stood at $127.3 million at the end of the year, up $19.3 million for the year. We ended the year with availability under our loan agreements of $40.2 million. We decided to discontinue our Carousel specialty tufting and weaving operations in the fourth quarter. As a result, we had a disposal loss associated with the business and reclassified the operating losses of Carousel into discontinued operations and the resultant quarterly profit and loss statements are shown in the tables attached.

“Carpet sales for the first 6 weeks of 2015 are up 20% over the same time period in 2014. Excluding Atlas in the year-over-year comparison, carpet sales are up 6.9%. We believe the consumer preference for innovative fashion and better quality products continue to provide us with the opportunity to grow our business and outperform the industry. We see positive signs with the housing market slowly improving, the unemployment rate back down to the levels of 2008 and job creation the strongest in 7 years. These factors should lead to continued opportunities in the residential market. Particular opportunities are in the growth of our wool business, further increases in our Stainmaster® PetProtect™ products as well as utilization of our latest investments in both ColorPoint™ and iTuft™ tufting technologies for beautiful patterns in the upper-end residential market. We are excited about the growth potential in the commercial market, as evidenced by our purchase of Atlas. We continue to see opportunities for our modular tile offerings in both the Masland Contract and Atlas markets. Further, the future opportunities in hospitality, we believe, can be capitalized upon with the creation of Masland Hospitality and leveraging our investment in Burtco and its unique position in custom computerized yarn placement tufting technology. We want to thank our associates for their dedication during this challenging year and look forward to reaping the benefits of their efforts. As always, we continue to be dedicated to supplying our customers with the finest products of the highest quality,” Frierson concluded.

A listen-only internet simulcast and replay of Dixie's conference call may be accessed with appropriate software at the Company's website at www.thedixiegroup.com. The simulcast will begin at approximately 11:15 a.m. Eastern Time on February 18, 2015. A replay will be available approximately two hours later and will continue for approximately 30

The Dixie Group Reports 2014 Results

February 18, 2015

days. If internet access is unavailable, a listen-only telephonic conference will be available by dialing (913) 312-0977 and entering 7507015 at least ten minutes before the appointed time. A seven-day telephonic replay will be available two hours after the call ends by dialing (719) 457-0820 and entering 7507015 when prompted for the access code.

The Dixie Group (www.thedixiegroup.com) is a leading marketer and manufacturer of carpet and rugs to higher-end residential and commercial customers through the Fabrica International, Masland Carpets, Dixie Home, Atlas Carpet Mills, Masland Contract, Masland Hospitality and Avant brands.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management and the Company at the time of such statements and are not guarantees of performance. Forward looking statements are subject to risk factors and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Such factors include the levels of demand for the products produced by the Company. Other factors that could affect the Company's results include, but are not limited to, raw material and transportation costs related to petroleum prices, the cost and availability of capital, integration of acquisitions and general economic and competitive conditions related to the Company's business. Issues related to the availability and price of energy may adversely affect the Company's operations. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

The Dixie Group Reports 2014 Results

February 18, 2015

THE DIXIE GROUP, INC.
Consolidated Condensed Statements of Operations
(unaudited; in thousands, except earnings per share)

	Three Months Ended		Twelve Months Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013
NET SALES	$104,574	$95,384	$406,588	$344,374
Cost of sales	80,448	72,629	311,091	258,804
GROSS PROFIT	24,126	22,755	95,497	85,570
Selling and administrative expenses	25,004	20,388	93,182	76,221
Other operating expense, net	303	422	904	494
Facility consolidation expenses	2,860	—	5,514	—
Impairment of assets	374	—	1,133	—
OPERATING INCOME (LOSS)	(4,415)	1,945	(5,236)	8,855
Interest expense	1,141	996	4,302	3,756
Other (income) expense, net	(94)	4	(154)	26
Gain on purchase of business	—	—	(11,110)	—
Refinancing expenses	—	—	—	94
Income (loss) from continuing operations before taxes	(5,462)	945	1,726	4,979
Income tax provision (benefit)	(1,832)	(758)	1,053	(577)
Income (loss) from continuing operations	(3,630)	1,703	673	5,556
Loss from discontinued operations, net of tax	(103)	(106)	(608)	(266)
Loss on disposal of discontinued operations, net of tax	(1,467)	—	(1,467)	—
NET INCOME (LOSS)	$(5,200)	$1,597	$(1,402)	$5,290

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$(0.24)	$0.13	$0.03	$0.42
Discontinued operations	(0.01)	(0.01)	(0.04)	(0.02)
Disposal of discontinued operations	(0.10)	—	(0.10)	—
Net income (loss)	$(0.35)	$0.12	$(0.11)	$0.40

DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$(0.24)	$0.13	$0.03	$0.42
Discontinued operations	(0.01)	(0.01)	(0.04)	(0.02)
Disposal of discontinued operations	(0.10)	—	(0.10)	—
Net income (loss)	$(0.35)	$0.12	$(0.11)	$0.40

Weighted-average shares outstanding:
Basic	15,407	12,781	14,382	12,737
Diluted	15,407	12,924	14,544	12,852

The Dixie Group Reports 2014 Results

February 18, 2015

THE DIXIE GROUP, INC.
Consolidated Condensed Balance Sheets
(in thousands)

	December 27, 2014	December 28, 2013
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$394	$255
Receivables, net	50,524	44,063
Inventories	104,207	93,219
Other	18,692	12,252
Total Current Assets	173,817	149,789

Property, Plant and Equipment, Net	102,489	74,485
Other Assets	24,574	24,592
TOTAL ASSETS	$300,880	$248,866

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$51,415	$47,881
Current portion of long-term debt	9,078	6,229
Total Current Liabilities	60,493	54,110

Long-Term Debt	118,210	101,759
Deferred Income Taxes	9,376	4,072
Other Liabilities	19,824	18,154
Stockholders' Equity	92,977	70,771
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$300,880	$248,866

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The Dixie Group Reports 2014 Results

February 18, 2015

Use of Non-GAAP Financial Information:
(in thousands)

The Company believes that non-GAAP performance measures, which management uses in evaluating the Company's business, may provide users of the Company's financial information with additional meaningful bases for comparing the Company's current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period. However, the non-GAAP performance measures should be viewed in addition to, not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. In considering our supplemental financial measures, investors should bear in mind that other companies that report or describe similarly titled financial measures may calculate them differently. Accordingly, investors should exercise appropriate caution in comparing our supplemental financial measures to similarly titled financial measures report by other companies.

Non-GAAP Summary
	Twelve Months Ended
Non-GAAP Gross Profit	2014	2013
Net Sales	$406,588	$344,374

Gross Profit	$95,497	$85,570
Plus: Mfg. Integration Expense	445	4,738
Plus: Amortization of Acquisition Inventory Step-up	606	367
Non-GAAP Adjusted Gross Profit (Note 1)	$96,548	$90,675

Gross Profit as % of Net Sales	23.5%	24.8%
Non-GAAP Adjusted Gross Profit % of Net Sales	23.7%	26.3%

The Company defines Adjusted Gross Profit as Gross Profit plus manufacturing integration expenses of new or expanded operations, plus amortization of acquisition inventory step-up, plus one-time items so defined. (Note 1)

	Twelve Months Ended
Non-GAAP Adjusted Selling and Administrative Expenses	2014	2013
Net Sales	$406,588	$344,374

Selling and Administrative Expenses	$93,182	$76,221
Less: Mfg. Integration Expense	(1,429)	(1,706)
Less: Acquisition Expense	(789)	(350)
Non-GAAP Adjusted Selling and Administrative Expenses (Note 2)	$90,964	$74,165

Selling and Administrative Expenses as % of Net Sales	22.9%	22.1%
Non-GAAP Adjusted Selling and Administrative Expenses as % of Net Sales	22.4%	21.5%

The Company defines Adjusted Selling and Administrative Expenses as Selling and Administrative Expenses less manufacturing integration expenses and direct acquisition expenses included in Selling and Administrative Expenses, less one-time items so defined. (Note 2)

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The Dixie Group Reports 2014 Results

February 18, 2015

Non-GAAP Summary
	Twelve Months Ended
Non-GAAP Operating Income (Loss)	2014	2013
Net Sales	$406,588	$344,374

Operating Income (Loss)	$(5,236)	$8,855
Plus: Acquisition Expense	789	350
Plus: Amortization of Acquisition Inventory Step-up	606	367
Plus: Mfg. Integration Expense	1,874	6,616
Plus: Facility Consolidation Expense	5,514	—
Plus: Impairment of Assets	1,133	195
Non-GAAP Adjusted Operating Income (Loss) (Note 3)	$4,680	$16,383

Operating Income (Loss) as % of Net Sales	(1.3)%	2.6%
Adjusted Operating Income (Loss) as a % of Net Sales	1.2%	4.8%

The Company defines Adjusted Operating Income (Loss) as Operating Income (Loss) plus manufacturing integration expenses of new or expanded operations, plus amortization of acquisition inventory step-up, plus facility consolidation and severance expenses, plus direct acquisition expenses, plus impairment of assets, plus impairment of goodwill, plus one-time items so defined. (Note 3)

Non-GAAP Summary
	Twelve Months Ended
Non-GAAP EBIT and EBITDA	2014	2013
Net Income (Loss) as Reported	$(1,402)	$5,291
Less: Loss from Discontinued Operations, Net of Tax	(2,075)	(266)
Plus: Taxes	1,053	(577)
Plus: Interest	4,302	3,756
Non-GAAP Adjusted EBIT (Note 5)	6,028	8,736
Plus: Depreciation and Amortization	12,908	10,263
EBITDA	18,936	18,999
Plus: Acquisition Expense	789	350
Plus: Amortization of Acquisition Inventory Step-up	606	367
Less: Gain on Purchase of Business	(11,110)	—
Plus: Facility Consolidation Expense	5,514	—
Plus: Mfg. Integration Expense	1,874	6,616
Plus: Impairment of Assets	1,133	195
Non-GAAP Adjusted EBITDA (Note 5)	$17,742	$26,527

Non-GAAP Adjusted EBITDA as % of Net Sales	4.4%	7.7%

Management estimate of severe weather (not in above)	1,054	—

The Company defines Adjusted EBIT as Net Income (Loss) less loss from discontinued operations, plus taxes and plus interest. The Company defines Adjusted EBITDA as Adjusted EBIT plus depreciation and amortization, plus manufacturing in integration expenses of new or expanded operations, plus facility consolidation and severance expenses, plus amortization of acquisition inventory step-up, plus direct acquisition expenses, less gain on purchase of business, plus impairment of assets, plus impairment of goodwill, plus one-time items so defined. (Note 5)

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February 18, 2015

Non-GAAP Summary
	Twelve Months Ended
Non-GAAP Free Cash Flow	2014	2013
Non-GAAP Adjusted EBIT	$6,028	$8,736
Times: 1 - Tax Rate = EBIAT	3,737	5,417
Plus: Depreciation and amortization	12,908	10,263
Plus: Non-cash impairment of assets	1,133	195
Minus: Net change in working capital	17,645	18,721
Non-GAAP Cash from Operations	133	(2,846)
Minus: Capital expenditures, net of asset sales	32,825	13,257
Minus: Business/Capital acquisitions	9,332	1,863
Non-GAAP Free Cash Flow (Note 6)	(42,024)	(17,966)

The Company defines Free Cash Flow as Non-GAAP Adjusted EBIT plus interest plus depreciation and amortization, plus non-cash impairment of assets and goodwill, minus the net change in working capital minus the tax shield on interest minus capital expenditures, net of asset sales. The change in net working capital is the change in current assets less current liabilities between periods. (Note 6)

Facility Consolidation Plan Summary
	2014	2015 Est.	2016 Est.
Warehousing, Distribution & Manufacturing Consolidation Plan	$4,148	$1,010	$342
Warehousing, Distribution & Manufacturing Consolidation Plan - Asset Impairments	1,133	—	—
Atlas Integration Plan	1,366	379	—
Total Facility Consolidation Expense and Asset Impairments	$6,647	$1,389	$342

Further non-GAAP reconciliation data are available at www.thedixiegroup.com under the Investor Relations section.

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The Dixie Group Reports 2014 Results

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The following tables present the restatement of the prior quarters for the Carousel discontinued operations. (Unaudited)

	2014
	Q1	Q2	Q3	Q4	2014
NET SALES	$85,082	$107,926	$109,006	$104,574	$406,588
Cost of sales	66,981	81,255	82,407	80,448	311,091
GROSS PROFIT	18,101	26,671	26,599	24,126	95,497
Selling and administrative expenses	20,117	24,260	23,801	25,004	93,182
Other operating expense, net	152	219	230	303	904
Facility consolidation expenses	73	949	1,632	2,860	5,514
Impairment of assets	—	655	104	374	1,133
OPERATING INCOME (LOSS)	(2,241)	588	832	(4,415)	(5,236)
Interest expense	1,012	1,158	991	1,141	4,302
Other (income) expense, net	10	(47)	(23)	(94)	(154)
Gain on purchase of business	(10,937)	—	(173)	—	(11,110)
Refinancing expenses	—	—	—	—	—
Income (loss) from continuing operations before taxes	7,674	(523)	37	(5,462)	1,726
Income tax provision (benefit)	2,853	(13)	45	(1,832)	1,053
Income (loss) from continuing operations	4,821	(510)	(8)	(3,630)	673
Loss from discont. operations, net of tax	(193)	(135)	(177)	(103)	(608)
Loss on disposal of discontinued operations, net of tax	—	—	—	(1,467)	(1,467)
NET INCOME (LOSS)	$4,628	$(645)	$(185)	$(5,200)	$(1,402)

	2013
	Q1	Q2	Q3	Q4	2013
NET SALES	$75,440	$83,617	$89,933	$95,384	$344,374
Cost of sales	57,028	61,315	67,832	72,629	258,804
GROSS PROFIT	18,412	22,302	22,101	22,755	85,570
Selling and administrative expenses	16,895	18,841	20,097	20,388	76,221
Other operating expense, net	(160)	190	42	422	494
Facility consolidation expenses	—	—	—	—	—
Impairment of assets	—	—	—	—	—
OPERATING INCOME	1,677	3,271	1,962	1,945	8,855
Interest expense	995	869	896	996	3,756
Other expense, net	8	11	3	4	26
Gain on purchase of business	—	—	—	—	—
Refinancing expenses	—	94	—	—	94
Income from continuing operations before taxes	674	2,297	1,063	945	4,979
Income tax provision (benefit)	23	620	(462)	(758)	(577)
Income from continuing operations	651	1,677	1,525	1,703	5,556
Loss from discont. operations, net of tax	(15)	(32)	(113)	(106)	(266)
Loss on disposal of discontinued operations, net of tax	—	—	—	—	—
NET INCOME	$636	$1,645	$1,412	$1,597	$5,290

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